EX-28.h.3.iii

EXHIBIT A

TO

ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

THIS EXHIBIT A, amended and restated as of August 31, 2011 is Exhibit A to that certain Administration and Accounting Services Agreement effective as of February 20, 2010 between BNY Mellon Investment Servicing (US) Inc. and Bridgeway Funds, Inc.

Portfolios

Aggressive Investors 1 Fund

Aggressive Investors 2 Fund

Ultra-Small Company Fund

Ultra-Small Company Market Fund

Micro-Cap Limited Fund

Small-Cap Growth Fund

Small-Cap Value Fund

Large-Cap Growth Fund

Large-Cap Value Fund

Blue Chip 35 Index Fund

Managed Volatility Fund

(f/k/a Balanced Fund)

Small-Cap Momentum Fund

Omni Tax-Managed Small-Cap Value Fund

(f/k/a Omni Small-Cap Value Fund)

Omni Small-Cap Value Fund

IN WITNESS WHEREOF, the parties hereto have caused this Revised Exhibit A to be executed by their officers designated below effective as of the date and year first above written.

BRIDGEWAY FUNDS, INC.

By:	/s/ Michael D. Mulcahy
Name:	Michael D. Mulcahy
Title:	President

BNY MELLON INVESTMENT SERVICING (US) INC.

By:	/s/ Jay F. Nusblatt
Name:	Jay F. Nusblatt
Title:	Managing Director